Exhibit 10.1

Amendment No. 1 to

Amended and Restated

Independence Contract Drilling, Inc.

2012 Omnibus Incentive Plan

(Amendment No. 1 effective June 23, 2016)

WHEREAS, Independence Contract Drilling, Inc., a Delaware corporation (the “Company”) maintains the Amended and Restated Independence Contract Drilling, Inc. 2012 Omnibus Incentive Plan, as amended effective August 13, 2014 (the “Plan”);

WHEREAS, capitalized terms used but not defined herein shall have the respective meanings given to such terms in the Plan;

WHEREAS, pursuant to Section 15.1 of the Plan, this Amendment No. 1 (the “Amendment”) to the Plan has been duly adopted, authorized and approved by the Board; and

WHEREAS, based on Board approval, and subject to and based on applicable approval by the stockholders of the Company, the Company desires to increase the number of Authorized Shares authorized for issuance under the Plan by 1,300,000 Authorized Shares from 3,454,000 to 4,754,000 Authorized Shares; and

WHEREAS, based on Board approval, and subject to and based on applicable approval by stockholders of the Company, the Company desires to extend the duration of the plan from the date that is ten years from the earlier of (a) adoption of the Plan by the Board and (b) the Effective Date (August 13, 2014), to the date that is ten years from the date that this Amendment No. 1 is approved by the stockholders of the Company.

NOW, THEREFORE, the Plan is hereby amended as follows:

1. Reference to the number of Authorized Shares available for issuance under the Plan in the first sentence of Section 4.1(a) of the Plan shall be amended to read “4,754,000”.

2. The last sentence of Section 1.3 of the Plan is hereby amended and restated in its entirety as follows:

The applicable provisions of the Plan will continue in effect with respect to an Award granted under the Plan for as long as such Award remains outstanding. Notwithstanding the foregoing, no Incentive Stock Option may be granted under the Plan on or after the date that is ten years from the approval by the stockholders of the Company of the adoption of Amendment No. 1 to this Plan (June 23, 2026).

3. Except as set forth above, the remaining provisions of the Plan shall not be amended hereby and shall remain in full force and effect.

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IN WITNESS WHEREOF, this Amendment No. 1 to the Plan is adopted and effective on June 23, 2016, the date approved by the stockholders of the Company.

INDEPENDENCE CONTRACT DRILLING, INC.

By:	/s/ Philip A. Choyce
Name:	Philip A. Choyce
Title:	Senior Vice Presdient & Chief Executive Officer

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